Exhibit 5.1

October 27, 2026

Telomir Pharmaceuticals, Inc.

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Telomir Pharmaceuticals, Inc., a Florida corporation (the “Company”), and you have requested our opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), by the Company which registers the resale by the selling stockholders named therein of up to an aggregate of 5,292,810 shares of the common stock, no par value, of the Company (the “PIPE Shares”). The PIPE Shares consist of (i) 4,900,750 outstanding shares of the Company’s common stock (the “Shares”) held by certain of the selling stockholders, which were issued pursuant to those certain Securities Purchase Agreements, dated October 5, 2026 and October 9, 2026, respectively, by and between the Company and the investors named therein (collectively, the “Securities Purchase Agreements” and the private placement contemplated thereby, the “Offering”), and (ii) 392,060 shares of the Company’s common stock issuable upon the exercise of outstanding placement agent common stock purchase warrants (the “Warrants”) held by the placement agent (the “Warrant Shares”).

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Second Amended and Restated Articles of Incorporation of the Company, together with all amendments thereto, (b) the Bylaws of the Company, as amended, including the amendment thereto approved on March 23, 2026, (c) the Registration Statement and all exhibits thereto, and the Prospectus, (d) the Securities Purchase Agreements, (e) the Warrants, (f) the written consent of the board of directors of the Company, dated October 5, 2026, relating to the approval of the Offering, the filing of the Registration Statement and the issuance of the PIPE Shares, and (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications expressed herein, it is our opinion that (i) the Shares have been duly authorized by all necessary corporate action of the Company and have been validly issued and are fully paid and non-assessable, and (ii) the Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered upon exercise of the Warrants in accordance with their terms, including payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

We are opining herein as to the Florida Business Corporation Act, including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting the foregoing, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Florida, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed on October 27, 2026 by the Company and to the reference to our firm’s name under the heading “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

It is understood that this opinion is to be used only in connection with the resale of the PIPE Shares while the Registration Statement is in effect.

Very truly yours,

COZEN O’CONNOR

/s/ Cozen O’Connor